Exhibit 99.7
COSI, INC.
NOMINEE HOLDER CERTIFICATION
     The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Cosi, Inc. (“Cosi”) pursuant to the Rights Offering described and provided for in the Cosi prospectus dated [•], 2009 (the “Prospectus”), hereby certifies to Cosi, American Stock Transfer and Trust Company, as subscription agent for the Rights Offering, and to Laurel Hill Advisory Group, LLC, as information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) each such beneficial owner’s basic subscription privilege has been exercised in full:

Number of Shares Subscribed For
Number of Shares of Common Stock	Rights Exercised Pursuant to Basic	Pursuant to Over-Subscription
Owned on the Record Date	Subscription Privilege	Privilege

1. ___________________________	___________________________	___________________________

2. ___________________________	___________________________	___________________________

3. ___________________________	___________________________	___________________________

4. ___________________________	___________________________	___________________________

5. ___________________________	___________________________	___________________________

6. ___________________________	___________________________	___________________________

7. ___________________________	___________________________	___________________________

8. ___________________________	___________________________	___________________________

9. ___________________________	___________________________	___________________________
Provide the following information if applicable:
______________________________________________
Depository Trust Company (“DTC”)
Participant Number

[PARTICIPANT]
By: ___________________________________
Name:
Title:
DTC Basic Subscription Confirmation Number(s)